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                                                                    EXHIBIT 10.5


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                            W. R. BERKLEY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                            AS ADOPTED MARCH 7, 1996

Section 1. Effective Date

The effective date of this Plan is March 7, 1996.

Section 2. Eligibility

Any member of the Board of Directors of W. R. Berkley Corporation (the "Company"), including any person otherwise participating in the W. R. Berkley Corporation Deferred Compensation Plan for Officers, is eligible to participate in the Plan.

Section 3. Amount of Deferral

Prior to the beginning of each calendar year, a member of the Board of Directors may elect to defer receipt of all of a portion of the retainer and/or meeting fees otherwise payable to such person for that year on account of serving on the Board of Directors.

Notwithstanding the foregoing, for the 1996 calendar year only, a member of the Board of Directors may elect, not later than thirty days after the Effective Date, to defer the receipt of all or a portion of the retainer and/or meeting fees otherwise payable to such person for serving on the Board of Directors subsequent to the date of making such election through December 31, 1996.

Notwithstanding the foregoing, for the calendar year in which a person first becomes a member of the Board of Directors, such person may elect, not later than thirty days after the date such person first becomes a member of the Board of Directors to defer the receipt of all or a portion of the retainer and/or meeting fees otherwise payable to such person for serving on the Board of Directors subsequent to the date of making such election through December 31st of such year.

Members of the Board of Directors who choose to defer amounts pursuant to this
Section 3 will be "Participants." All amounts deferred, and interest credited thereon, will be classified as "Deferred Compensation."

Section 4. Type of Plan

The Plan is a non-qualified voluntary deferred compensation type of plan. The Plan is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). To the extent the Plan is determined to be so subject, it is intended, to the extent that any Participant is otherwise an employee of the Company or of any subsidiary to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.

Section 5. Funding; Participant's Rights Unsecured

The Company will not fund the amount of any Participant's Deferred Compensation. The amount of each Participant's Deferred Compensation will be separately accounted for in the bookkeeping records of the Company by setting up for each Participant a Deferred Compensation account ("Deferred Compensation Account").


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The amount of Deferred Compensation is secured only by the Company's promise to pay it from the assets of the Company and Participants will have the status of general unsecured creditors of the Company with respect to their Deferred Compensation. The Company will not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any amounts under the Plan.

Section 6. Investment Income

A reasonable rate of interest will be credited to a Participant's Deferred Compensation Account, from the first of the month following the date of the deferral, and will be compounded quarterly. The interest rate which shall apply with respect to each year shall be such rate of interest which is in effect for such year under Section 6 of the W. R. Berkley Corporation Deferred Compensation Plan for Officers.

Section 7. Deferral Period

A Participant who is not otherwise an employee of the Company or of any subsidiary may elect to defer the receipt of his/her Deferred Compensation until a specified date in the future, but not later than such person's termination as a member of the Board of Directors. A Participant who is otherwise an employee of the Company or of any subsidiary may elect to defer the receipt of his/her Deferred Compensation until a specified date in the future, but no later than his/her termination as an employee. A separate such election will be made with respect to that portion of his/her Deferred Compensation attributable to retainer and/or meeting fees otherwise deferred with respect to each separate year. The actual payment will be made or will commence within sixty days after the earlier of (i) the date specified or (ii) the date of termination as a member of the Board of Directors or termination of employment, as the case may be.

Section 8. Form of Payment

A Participant may elect to receive his/her Deferral Compensation under the Plan attributable to his/her retainer and/or meeting fees otherwise deferred with respect to each separate year in either a lump sum or in annual installments (not to exceed five), as specified by the Participant at the time the election to defer is made.

Section 9. Death Prior to Receipt

In the event that a Participant dies prior to receipt of any or all of the amounts payable to him/her pursuant to this Plan, any amounts that are then credited as Deferred Compensation will be paid to his/her designated beneficiary in a lump sum within sixty days following the Company's notification of the Participant's death.

At the time the election to defer is made, a Participant may designate a beneficiary under this Plan. The Participant may change the beneficiary by writing to the General Counsel of the Company. If a beneficiary is not named, the value of the Participant's Deferred Compensation Account will be paid to his/her estate.

Section 10. Effect of Election

An election to defer retainer and/or meeting fees for any year will be irrevocable once the term to which it applies has commenced, and can be revoked or modified only on a showing of severe financial hardship as a result of an unanticipated emergency, as determined by the Compensation Committee of the Board of Directors of the Company; provided, however, that a Participant who is also a member of the Compensation Committee shall not participate in any determination by the Compensation Committee as to whether such Participant in fact has such a severe financial hardship.

Section 11. Statement of Account

Statements will be sent to each Participant by February 15th each year as to the value of his/her Deferred Compensation Account as of the end of the preceding December.


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Section 12. Assignability

No right to receive payments hereunder will be transferable or assignable by a Participant, except by will or by the laws of descent and distribution.

Section 13. Administration

This Plan will be administered on a day-to-day basis on behalf of the Compensation Committee of the Board of Directors of the Company by the General Counsel of the Company, who will have the authority to adopt rules and regulations for carrying out the Plan. The Compensation Committee of the Board of Directors of the Company will have the authority to interpret, construe and implement the provisions of the Plan and to prescribe the form of the request for deferral of compensation under the Plan. Notwithstanding the foregoing, in the case of any Participant who is also a member of the Compensation Committee, such person shall not participate in any action by the Compensation Committee which affects only such individual Participant's rights under the Plan.

Section 14. Amendment/Termination

This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination will, without the consent of the Participant, adversely affect any amounts credited to such Participant's Deferred Compensation Account.

Section 15. Tax Treatment

Deferred Compensation and credited interest are taxed as ordinary income when payment is actually received. Distributions received from the Plan are not eligible for favorable tax treatment or rollovers as permitted under qualified plans.

Section 16. Other Benefits

The compensation and basis for other Company provided benefits in the case of any member of the Board of Directors who is also an employee of the Company or of any affiliate may be affected if a Participant elects to defer a portion of his/her retainer and/or meeting fees.


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                            W. R. BERKLEY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                  ELECTION FORM

In accordance with and subject to the W. R. Berkley Corporation Deferred Compensation Plan for Directors (the "Plan"), I hereby request to defer the receipt of my annual retainer and/or meeting fees for the year ending December 31, ____, as follows:

Amount to be Deferred:

I.       Annual Retainer:

__   (a) ALL (100%), OR
__   (b) $___   (multiples of $1,000)

II.      Meeting Fees:
__   (a) ALL (100%), OR
__   (b) $___   (multiples of $1,000)

Period of Deferral:

__   (a)        Year in which payments should be made or commence (not later than the date of termination as a member of the Board of Directors (if I am not otherwise an employee of W. R. Berkley
                Corporation or any affiliate) or termination of employment (if I am otherwise an employee of W. R. Berkley Corporation or any affiliate)) _______, OR

__   (b)        Until termination as a member of the Board of Directors (if I am not otherwise an employee of W. R. Berkley Corporation or any affiliate) or termination of employment (if I am otherwise an employee of W. R. Berkley Corporation or any affiliate)

Form of Distribution:

__     Lump sum, OR
__     Annual installments __________________
                            (not to exceed 5)

A Participant should contact his/her Tax Advisor prior to making an election to defer his/her annual retainer and/or meeting fees. I have received a copy of the Plan. I understand that, in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, the amount credited to my Deferred Compensation Account will be paid to my designated beneficiary in the form of a lump sum.

Beneficiary Name ________________________   Participant Name __________________

Address _________________________________   Address ___________________________

Beneficiary                                 Participant
Social Security No. _____________________   Social Security No. _______________

_________________________________________   Date ______________________________
Signature of Participant